Exhibit 99.1

Filed pursuant to Rule 497

File No. 333-278396

Rule 482ad

Horizon Technology Finance Corporation Prices Offering of 7.00% Notes due 2028

Farmington, Connecticut - December 11, 2025: Horizon Technology Finance Corporation. (Nasdaq: HRZN) (the “Company”) today announced that it priced a registered direct offering of $57.50 million aggregate principal amount of 7.00% Notes due 2028 (the “Notes”). The Notes will mature on December 15, 2028 and may be redeemed in whole or in part at any time prior to June 15, 2028 at par plus a “make-whole” premium and thereafter at par plus accrued and unpaid interest thereon to the redemption date. The Notes will bear interest at a rate of 7.00% per year payable on June 15 and December 15 of each year, which shall begin accruing on December 15, 2025. The Company does not intend to list the Notes on any securities exchange or automated dealer quotation system. Oppenheimer & Co. Inc. acted as sole book-running manager for this offering.

The closing of the transaction is subject to customary closing conditions and the Notes are expected to be delivered on or about December 15, 2025.

The Company intends to use the net proceeds from this offering to repay indebtedness, including the Company’s 4.875% Notes due 2026, and for other general corporate purposes.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The prospectus supplement, dated December 11, 2025, and the accompanying prospectus, dated June 20, 2024, which have been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about the Company and should be read carefully before investing.

The offering is being conducted as a public offering under the Company’s effective shelf registration statement filed with the SEC (File No. 333-278396).

To obtain a copy of the prospectus supplement for this offering and the accompanying prospectus, please contact: Oppenheimer & Co. Inc., 85 Broad Street, 23rd Floor, New York, New York 10004, or by telephone at (800) 966 1559.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Horizon Technology Finance: Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity-backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

This press release contains statements as to the Company’s intentions and expectations of the outcome of future events that are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These statements relate to the offering of Notes and the anticipated use of the net proceeds by the Company. No assurance can be given that the transaction discussed above will be completed on the terms described, or at all. Completion of the offering on the terms described, and the application of net proceeds, are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. For a description of certain risks to which the Company is or may be subject, please refer to the factors discussed under the captions “Forward-Looking Statements” and “Risk Factors” included in the Company’s filings with the SEC (accessible at www.sec.gov).

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819